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                                                               Exhibit 23.3

                                                    August 2, 1999

Reunion Industries, Inc.
One Stamford Landing
62 Southfield Avenue
Stamford, Connecticut 06902

  We hereby consent to the use of our name and to the description of our opinion letter, dated July 30, 1999, under the caption "Opinion of Reunion Industries' Financial Advisor" in, and to the inclusion of such opinion letter as Annex B to, the proxy statement/prospectus of Reunion Industries, Inc. By giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                 LEGG MASON WOOD WALKER, INCORPORATED

                                      /s/ B. Andrew Schmucker

                                 By: _____________________________________

                                   Managing Director